UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2011

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	file number)	Number)

5350 Lee Highway, Arlington, Virginia		22207
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Virginia Commerce Bancorp, Inc. Executive Incentive Plan

On October 26, 2011, the Board of Directors of Virginia Commerce Bancorp, Inc. (the “Company”), upon the recommendation of the Personnel and Compensation Committee, approved the Virginia Commerce Bancorp, Inc. Executive Incentive Plan (the “Executive Incentive Plan”).

General. The Executive Incentive Plan is a calendar year-based plan that provides for the potential payment of annual cash bonus awards to designated executive officers of the Company and its subsidiaries (“Participants”) based on the achievement of corporate, department and/or individual performance goals established by the Board of Directors and a subjective assessment of each Participant’s individual performance by the Board of Directors each year.

Under the Executive Incentive Plan, within the first 60 days of each year (except for 2011), the Board of Directors, upon the recommendation of the Personnel and Compensation Committee, will select Participants for the year and establish target bonus amounts and performance goals and weightings for the determination of bonus awards for the year. Within the first 60 days following the end of each year, the Board of Directors, upon the recommendation of the Personnel and Compensation Committee, will review individual and corporate performance against the established goals and determine the cash bonus awards earned by each Participant, if any. Bonuses earned under the Executive Incentive Plan will be paid no later than the March 15 following the end of each plan year.

The performance goals and weightings for a plan year will not be the same for all Participants, but the primary corporate performance goal under the plan will be the Company’s budgeted amount for net income available to common stockholders for the year (the “NI Goal”). No bonus awards will be earned for a plan year unless the Company achieves a minimum percentage of the NI Goal for that year.

Bonus Awards. Each year, a Participant will be eligible to earn a cash bonus award consisting of a base bonus award (the “Base Bonus”) and an add-on bonus award. The targeted amount of the Base Bonus will be equal to a percentage of the Participant’s annual base salary in effect on the date the bonus targets are established (the “Target Bonus” and such salary, the “Base Salary”), subject to increase or decrease based on the achievement of the corporate, department and/or individual performance goals established by the Board of Directors, as well as the Board of Directors’ subjective assessment of individual performance.

Under the Executive Incentive Plan, a Participant’s “total potential assessment” for a plan year will be 100% of the assessment criteria. The assessment criteria for the CEO’s Base Bonus for a plan year are as follows: achievement of corporate goals (80%) and subjective assessment of individual performance (20%). The assessment criteria for all other Participants’ Base Bonus are as follows: achievement of corporate goals (60%), achievement of individual/department goals (25%), and subjective assessment of individual performance (15%). The corporate goals for a plan year will be the same for all non-CEO Participants but may be different for the CEO, and may relate to matters such as net income available to common stockholders, loan and deposit growth, net charge-offs, asset quality, return on equity, return on assets, margins, productivity, soundness or customer satisfaction. The NI Goal for a plan year will represent 60% of the CEO’s total potential assessment, and 40% of a non-CEO Participant’s total potential assessment.

To determine each Participant’s Base Bonus amount earned, following the end of each year, the Board of Directors will review performance against the corporate performance goals (including the NI Goal) and any individual performance goals and make its subjective assessment of individual performance to determine an overall achieved goals percentage for each Participant. Subject to the Board of Directors’ ability to increase or decrease any Base Bonus amount, in its sole discretion, each Participant’s Base Bonus amount will be equal to the Participant’s achieved goals percentage multiplied by the Participant’s Target Bonus, provided that the Company’s net income available to common stockholders for the plan year equaled or exceeded the minimum NI Goal.

In addition to any Base Bonus amount earned, each Participant will be eligible to earn an add-on bonus if the Company exceeds the NI Goal for the year by a percentage selected by the Board of Directors (the “Excess NI Goal”). If the Company’s net income available to common stockholders for the year equals or exceeds the Excess NI Goal, the Participant will earn an add-on bonus amount (the “Add-on Bonus”) equal to the percentage by which the NI Goal is exceeded, multiplied by the Participant’s Base Salary. The Board of Directors, in its sole discretion, may increase or decrease the percentage of the Add-on Bonus on the same basis for all participants.

The maximum bonus award that may be earned by a Participant under the Executive Incentive Plan for any plan year (consisting of the Base Bonus plus any Add-on Bonus) is 100% of the Participant’s Base Salary.

Limitations. As a result of the Company’s participation in the Troubled Asset Relief Program Capital Purchase Program (the “CPP”), certain Participants may be prohibited from earning or receiving a bonus award under the Executive Incentive Plan in one or more plan years. The Bonus Payment Amount for any Participant who is subject to a bonus prohibition under the CPP during a plan year or on the payment date for a plan year will be converted into and paid in the form of performance units payable in cash (or such other form of long-term restricted stock award selected by the Board of Directors) under the Company’s 2010 Equity Plan, as permitted by applicable rules and regulations of the CPP. The Executive Incentive Plan will be administered and, where applicable, participation in and awards under the plan will be limited and/or prohibited in accordance with the applicable rules and regulations of the CPP.

The Executive Incentive Plan provides that bonus awards may not be paid under the plan if they would violate any law, regulation or order applicable to the Company. The Executive Incentive Plan also contains a clawback provision, providing for the repayment of a bonus award to the Company in the event of a restatement of the Company’s financial results if a Participant’s award would have been lower if calculated on the restated results or if required by applicable federal or state law.

The above summary of the Executive Incentive Plan is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is attached as Exhibit 10.12 to this Current Report on Form 8-K.

Establishment of Bonus Targets and Corporate and Individual Performance Goals for 2011

Also on October 26, 2011, the Board of Directors of the Company, upon the recommendation of the Personnel and Compensation Committee, selected the Participants and established the corporate and individual performance goals for the Executive Incentive Plan for 2011. The Board of Directors also established Target Bonus amounts and weightings among corporate and individual goals for each Participant.

For 2011, the Participants in the Executive Incentive Plan and their Target Bonus amounts are: Peter A. Converse, President and Chief Executive Officer (45% of Base Salary); Richard B. Anderson, Jr., Executive Vice President and Chief Lending Officer (23% of Base Salary); Patricia M. Ostrander, Executive Vice President and Chief Administrative Officer (27% of Base Salary); and Steven A. Reeder, Executive Vice President and Chief Deposit Officer (35% of Base Salary).

The Board of Directors established the Company’s budgeted 2011 net income available to common stockholders as the NI Goal for the 2011 plan year, and selected 90% as the minimum percentage achievement of the NI Goal for bonuses to be earned for 2011, and 110% as the percentage by which the NI Goal must be exceeded for Add-on Bonuses to be earned. The Board of Directors also established as corporate goals for 2011, the NI Goal and the Company’s 2011 budgeted amounts for net loan growth (or, for the CEO only, net loan growth and net commercial and industrial loan growth), net deposit growth, the ratio of non-performing assets to total assets, and net charge-offs.

For the 2011 plan year, the Board of Directors also set as individual or department goals for certain Participants the following: (a) the Company’s 2011 budgeted amounts for net loan growth, net commercial and industrial loan growth, gross loan fee income, ratio of non-performing assets to total assets, net charge-offs, net deposit growth, and retail non-interest income; (b) various administrative objectives including development of a salary administration program, completion of the internal audit, risk management initiatives, and development and implementation of training programs; (c) cross-selling initiatives; (d) consumer affairs regulatory ratings; and (e) customer service objectives.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

10.12	Virginia Commerce Bancorp, Inc. Executive Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer

Dated: November 1, 2011